Exhibit 99.1

Investor Relations:	Public Relations:
Brian Norris	Juli Burda
Vice President of Investor Relations	Director of Public Relations
+1 781.250.3829	+1 847.378.4398
brian.norris@fleetmatics.com	juli.burda@fleetmatics.com

Fleetmatics Reports Strong First Quarter Financial Results and Subscriber Growth

– Revenue Outlook Updated to Reflect Currency Headwinds and Activation Timing of Certain Enterprise Customers –

– Company Reaffirms Full Year Non-GAAP EPS Outlook of $1.26-$1.30 –

•	Q1 Revenue of $65.5 million, up 26% year-over-year

•	Q1 GAAP EPS of $0.30; Non-GAAP[1] adjusted EPS of $0.33

•	Q1 Adjusted EBITDA[1] of $21.2 million, or 32.4% of total revenue

•	Q1 Cash flow from operations of $17.3 million

•	Active vehicles under subscription of 594,000, up 26% year-over-year

Dublin, Ireland and Boston, Massachusetts – May 6, 2015 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its first quarter ended March 31, 2015.

“Our first quarter results were highlighted by strong growth in both revenue and earnings,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “We are pleased to report that in the first quarter we attained strong sequential growth in subscriptions sold to SMB customers as well as saw a record number of subscriptions both up for renewal and renewed. Further, we’re delighted to announce that we recently secured several significant enterprise wins and expansions including Brink’s France and DIRECTV, which in aggregate comprises over 7,000 new subscribers. Our updated outlook reflects the foreign exchange headwinds that we are subject to given our growing international presence and our current conservative view as to the timing of the full activation of certain enterprise customers.”

Results for the First Quarter of 2015

Total revenue for the first quarter of 2015 was $65.5 million, an increase of 26% compared to $51.9 million for the first quarter of 2014. GAAP net income for the first quarter of 2015 was $11.8 million, or $0.30 per diluted share, compared to $3.6 million, or $0.09 per diluted share, for the first quarter of 2014. Non-GAAP1 adjusted earnings for the first quarter of 2015 was $12.7 million, or $0.33 per diluted share, compared to $7.2 million, or $0.19 per diluted share, for the first quarter of 2014. Adjusted EBITDA1 for the first quarter of 2015 was $21.2 million, an increase of 54% compared to $13.8 million for the first quarter of 2014. Adjusted EBITDA1 margin for the first quarter of 2015 was 32.4% compared to 26.5% for the first quarter of 2014. As of March 31, 2015, the Company had cash of $172.2 million compared to $175.4 million at December 31, 2014. During the first quarter of 2015, the Company generated $17.3 million in net cash from operations and invested $10.1 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $7.2 million. During the first quarter of 2014, the Company generated $20.3 million in net cash from operations and invested $8.6 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $11.7 million.

Company Issues Second Quarter Guidance and Updated Full Year 2015 Guidance

The Company today issued guidance for the second quarter of 2015 and updated its previously issued guidance for the full year of 2015. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	Second Quarter 2015 Guidance: The Company expects total revenue to be in the range of $67.9 million to $68.7 million, reflecting 91 days of revenue in the quarter and the impact of currently expected currency exchange headwinds. Adjusted EBITDA[1] is expected to be in the range of $17.5 million to $18.5 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.24 to $0.26 based on approximately 39.3 million weighted average diluted shares outstanding.

•	Full Year 2015 Guidance: The Company expects total revenue to be in the range of $281.0 million to $283.0 million. Excluding the impact of currency exchange, expectations for total revenue are in the range of $287.0 million to $288.0 million. The Company’s estimate of total revenue reflects currently expected currency exchange headwinds of approximately $6.0 million and the currently expected timing of certain enterprise customer activations. Adjusted EBITDA[1] is expected to be in the range of $84.0 million to $86.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.26 to $1.30 based on approximately 39.4 million weighted average diluted shares outstanding.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.230.1951 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.288.0329 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 357575 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of March 31, 2015, Fleetmatics served approximately 28,000 customers, with approximately 594,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income, non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; loss on extinguishment of debt; the tax effects related to these items, and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus (benefit) provision for income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; loss on extinguishment of debt; and certain acquisition-related transaction costs.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our leadership position in North America, the addition of new products, the impact of foreign currency exchange headwinds on our results of operations, and our expected financial results for the second quarter of 2015 and the full year of 2015. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain SMB customers; our ability to attract customers on a cost-effective basis; our dependence on enterprise customers; our dependence on various lead generation programs; our ability to retain and increase sales to our existing customers; our ability to successfully complete and integrate acquisitions including Ornicar SAS; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products to customers located outside the U.S.; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; keeping up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; and the impact of adverse economic conditions on information technology spending by SMB businesses, collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2015, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Subscription revenue	$65,471	$51,897
Cost of subscription revenue	17,185	12,746

Gross profit	48,286	39,151

Operating expenses:
Sales and marketing	23,269	18,362
Research and development	4,597	4,177
General and administrative	11,685	11,272

Total operating expenses	39,551	33,811

Income from operations	8,735	5,340
Interest income (expense), net	(269)	(163)
Foreign currency transaction gain (loss), net	4,969	(48)
Loss on extinguishment of debt	(107)	—
Other income (expense), net	—	41

Income before income taxes	13,328	5,170
Provision for income taxes	1,577	1,542

Net income	$11,751	$3,628

Net income per share:
Basic	$0.31	$0.10

Diluted	$0.30	$0.09

Weighted average ordinary shares outstanding:
Basic	37,989,086	37,129,314

Diluted	39,025,216	38,366,942

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$172,173	$175,400
Restricted cash	141	—
Accounts receivable, net of allowances of $2,877 and $2,200 at March 31, 2015 and December 31, 2014, respectively	20,892	16,876
Deferred tax assets	7,435	7,458
Prepaid expenses and other current assets	14,425	13,379

Total current assets	215,066	213,113
Property and equipment, net	82,456	79,734
Goodwill	38,835	30,207
Intangible assets, net	7,907	6,460
Deferred tax assets, net	6,232	6,353
Other assets	10,729	10,829

Total assets	$361,225	$346,696

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,534	$8,001
Accrued expenses and other current liabilities	24,485	24,307
Deferred revenue	24,319	22,592

Total current liabilities	59,338	54,900

Deferred revenue	9,941	10,241
Accrued income taxes	3,573	3,164
Long-term debt, net of discount	23,069	23,750
Other liabilities	4,100	2,356

Total liabilities	100,021	94,411

Total shareholders’ equity	261,204	252,285

Total liabilities and shareholders’ equity	$361,225	$346,696

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$11,751	$3,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6,566	4,303
Amortization of capitalized in-vehicle devices owned by customers	426	286
Amortization of intangible assets	585	594
Amortization of deferred commissions, other deferred costs and debt discount	2,486	1,773
Provision for (benefit from) deferred taxes	—	78
Provision for accounts receivable allowances	503	790
Unrealized foreign currency transaction (gain) loss	(5,045)	20
Loss on disposal of property and equipment and other assets	559	417
Share-based compensation	4,543	3,004
Excess tax benefits from share-based awards	(1,063)	(96)
Loss on extinguishment of debt	107	—
Changes in operating assets and liabilities:
Accounts receivable	(4,396)	913
Prepaid expenses and other current and long-term assets	(3,028)	(2,114)
Accounts payable, accrued expenses and other current liabilities	1,485	2,112
Accrued income taxes	423	263
Deferred revenue	1,392	4,287

Net cash provided by operating activities	17,294	20,258

Cash flows from investing activities:
Purchases of property and equipment	(9,091)	(8,115)
Capitalization of internal-use software costs	(982)	(416)
Proceeds from sale of property and equipment	—	41
Payment for business acquired, net of cash acquired	(7,673)	—
Net (increase) decrease in restricted cash	(149)	64

Net cash used in investing activities	(17,895)	(8,426)

Cash flows from financing activities:
Payments of borrowings under Revolving Credit Facility	(23,750)	—
Proceeds from borrowings under Credit Facility	22,541	—
Proceeds from exercise of stock options	1,303	770
Taxes paid related to net share settlement of equity awards	(2,551)	(1,368)
Excess tax benefits from share-based awards	1,063	96
Payments of capital lease obligations	(174)	(156)
Payments of notes payable	(210)	(45)

Net cash used in financing activities	(1,778)	(703)

Effect of exchange rate changes on cash	(848)	(108)

Net increase (decrease) in cash	(3,227)	11,021
Cash, beginning of period	175,400	137,171

Cash, end of period	$172,173	$148,192

Supplemental disclosure of cash flow information:
Cash paid for interest	$231	$175
Cash paid (refunds received), net for income taxes	$129	$(370)
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$494	$1,315
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$2,410	$2,025

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Gross Profit GAAP	$48,286	$39,151
Share-based compensation	251	147
Amortization of intangible assets	300	258

Gross Profit Non-GAAP	$48,837	$39,556

Subscription revenue	$65,471	$51,897

Gross Margin Percentages:
GAAP	73.8%	75.4%
Non-GAAP	74.6%	76.2%

	Three Months Ended March 31,
	2015	2014

Operating income GAAP	$8,735	$5,340
Share-based compensation	4,543	3,004
Amortization of intangible assets	585	594
Litigation and settlements	172	120
Acquisition-related transaction costs	157	89

Operating income Non-GAAP	$14,192	$9,147

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$11,751	$3,628
Provision for income taxes	1,577	1,542
Interest (income) expense, net	269	163
Foreign currency transaction (gain) loss, net	(4,969)	48
Depreciation and amortization of property and equipment	6,566	4,303
Amortization of capitalized in-vehicle devices owned by customers	426	286
Amortization of intangible assets	585	594
Share-based compensation	4,543	3,004
Litigation and settlements	172	120
Acquisition-related transaction costs	157	89
Loss on extinguishment of debt	107	—

Adjusted EBITDA	$21,184	$13,777

Subscription revenue	$65,471	$51,897

Adjusted EBITDA margin	32.4%	26.5%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net income	$11,751	$3,628
Amortization of intangible assets	585	594
Share-based compensation	4,543	3,004
Foreign currency transaction (gain) loss, net	(4,969)	48
Litigation and settlements	172	120
Acquisition-related transaction costs	157	89
Loss on extinguishment of debt	107	—
Tax effect of non-GAAP adjustments above at 8% and 15% in the three months ended March 31, 2015 and 2014, respectively	(48)	(578)
Tax reserve component of income tax provision	423	263

Adjusted earnings	$12,721	$7,168

Weighted average ordinary shares outstanding — diluted	39,025,216	38,366,942
Non-GAAP adjusted EPS	$0.33	$0.19

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cost of subscription revenue
Share-based compensation	$251	$147
Amortization of intangible assets	300	258

Subtotal cost of subscription revenue	551	405

Sales and marketing
Share-based compensation	1,824	1,173
Amortization of intangible assets	285	336

Subtotal sales and marketing	2,109	1,509

Research and development
Share-based compensation	673	397

Subtotal research and development	673	397

General and administrative
Share-based compensation	1,795	1,287
Litigation and settlements	172	120
Acquisition-related transaction costs	157	89

Subtotal general and administrative	2,124	1,496

Foreign currency transaction (gain) loss, net	(4,969)	48
Loss on extinguishment of debt	107	—
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	375	(315)

Total expense add-backs	$970	$3,540